Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP REPORTS SOLID THIRD-QUARTER 2021 EARNINGS; NARROWS 2021 GUIDANCE RANGE TO UPPER HALF, RAISING MIDPOINT

•Third-quarter 2021 GAAP earnings of $1.59 per share and $1.43 per share operating
•Company narrows 2021 operating earnings (non-GAAP) guidance range to $4.65 to $4.75 per share, raising midpoint to $4.70
•AEP reaffirms 5% to 7% long-term growth rate

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third Quarter ended September 30,			Year-to-date ended September 30,
	2021	2020	Variance	2021	2020	Variance
Revenue ($ in billions):	4.6	4.1	0.5	12.7	11.3	1.4
Earnings ($ in millions):
GAAP	796.0	748.6	47.4	1,949.2	1,764.6	184.6
Operating (non-GAAP)	716.7	728.2	(11.5)	1,876.7	1,765.9	110.8

EPS ($):
GAAP	1.59	1.51	0.08	3.90	3.56	0.34
Operating (non-GAAP)	1.43	1.47	(0.04)	3.76	3.56	0.20
EPS based on 501 million shares 3Q 2021, 496 million shares 3Q 2020, 499 million shares YTD 2021 and 495 million shares YTD 2020

COLUMBUS, Ohio, October 28, 2021 -- American Electric Power (Nasdaq: AEP) today reported third-quarter 2021 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $796 million or $1.59 per share, compared with GAAP earnings of $749 or $1.51 per share in third-quarter

2020. Operating earnings for third-quarter 2021 were $717 million or $1.43 per share, compared with operating earnings of $728 million or $1.47 per share in third-quarter 2020.
Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2021 GAAP earnings and operating earnings for the quarter was due to the mark-to-market impact of economic hedging activities.
A full reconciliation of GAAP earnings to operating earnings for the quarter is included in the tables at the end of this news release.
“Our investments in a reliable, resilient and cleaner energy system for our customers continue to support our solid earnings results. We have narrowed our 2021 earnings guidance to the upper half of the original guidance range based on our strong performance this year, continued execution on our strategy and confidence in the strength and balance of the economic recovery across AEP’s service area. AEP's Board of Directors also voted last week to boost our quarterly dividend by 4 cents to 78 cents per share,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“In September, we brought the second of our three North Central wind farms online, consistent with our plan to provide customers with low-cost, clean resources and transform our generating capacity to approximately 50 percent renewables by 2030. We also continue to make significant investments to expand and enhance the transmission grid, which is critical in supporting electric system reliability and the nation’s transition to cleaner energy. Our Transmission Holding Co. contributed 33 cents per share in the third quarter, up 5 cents from last year. Net plant for this business grew $1.3 billion, or 12 percent, since September 2020.
“We completed the strategic review of our Kentucky operations and announced earlier this week our plan to sell Kentucky Power and the AEP Kentucky Transco. We expect to complete the sale in the second quarter of 2022, pending regulatory approvals, and plan to invest the proceeds in regulated projects including renewables and transmission as we move to a clean energy economy.
“We benefited from warmer temperatures in the third quarter compared with last year. Operations and maintenance expenses increased year over year, due partially to reduced spending last year from actions we took to adjust to the pandemic. We remain focused on controlling costs and continue to effectively adjust our expenses based on the investments we are making to serve our customers.
“Residential sales are down slightly from last year but have increased from pre-pandemic levels as more of our customers continue to work remotely. We continue to see growth in commercial and industrial sales as businesses bounce back from the impacts of the pandemic. Overall, our service territory is recovering faster than expected and is well-positioned for future economic growth,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	3Q 21	3Q 20	Variance	YTD 21	YTD 20	Variance
Vertically Integrated Utilities (a)	437.7	393.5	44.2	936.3	894.7	41.6
Transmission & Distribution Utilities (b)	155.9	147.4	8.5	424.0	403.1	20.9
AEP Transmission Holdco (c)	166.8	138.3	28.5	507.5	370.4	137.1
Generation & Marketing (d)	100.7	116.7	(16.0)	189.7	211.0	(21.3)
All Other	(65.1)	(47.3)	(17.8)	(108.3)	(114.6)	6.3
Total GAAP Earnings (Loss)	796.0	748.6	47.4	1,949.2	1,764.6	184.6

Operating Earnings (non-GAAP)	3Q 21	3Q 20	Variance	YTD 21	YTD 20	Variance
Vertically Integrated Utilities (a)	437.7	422.5	15.2	935.1	940.1	(5.0)
Transmission & Distribution Utilities (b)	155.9	152.6	3.3	424.0	414.5	9.5
AEP Transmission Holdco (c)	166.8	139.6	27.2	507.7	374.1	133.6
Generation & Marketing (d)	21.4	63.2	(41.8)	98.8	153.8	(55.0)
All Other	(65.1)	(49.7)	(15.4)	(88.9)	(116.6)	27.7
Total Operating Earnings (non-GAAP)	716.7	728.2	(11.5)	1,876.7	1,765.9	110.8

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management narrowed its 2021 operating earnings guidance range to $4.65 to $4.75 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the third quarter, the estimated earnings per share on a GAAP basis would be $4.79 to $4.89 per share. See the table below for a full reconciliation of 2021 earnings guidance.

2021 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$4.79	to	$4.89

Mark-to-market impact of commodity hedging activities		(0.18)

State tax law changes		0.04

Operating EPS Guidance	$4.65	to	$4.75

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 16,800 employees operate and maintain the nation’s largest electricity transmission system and more than 223,000 miles of distribution lines to safely deliver reliable and affordable power to 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 5,900 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2030. AEP is on track to achieve an 80% reduction in carbon dioxide emissions from 2000 levels by 2030 and has committed to achieve net zero by 2050. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and

Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with vaccination or testing mandates to AEP, electricity usage, employees including employee unwillingness to comply with potential vaccination mandates, customers, service providers, vendors and suppliers; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of AEP’s generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, OPEB, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Third Quarter of 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		437.7	155.9	166.8	100.7	(65.1)	796.0	$1.59

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(79.3)	—	(79.3)	(0.16)
Total Special Items		—	—	—	(79.3)	—	(79.3)	$(0.16)

Operating Earnings (Loss) (non-GAAP)		437.7	155.9	166.8	21.4	(65.1)	716.7	$1.43

Financial Results for the Third Quarter of 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		393.5	147.4	138.3	116.7	(47.3)	748.6	$1.51

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(6.4)	—	(6.4)	(0.01)
COVID-19	(b)	3.2	0.4	0.1	—	—	3.7	0.01
Achieving Excellence Program	(c)	25.0	6.8	1.2	1.0	—	34.0	0.07
CARES Act	(d)	0.8	(2.0)	—	(48.1)	(2.4)	(51.7)	(0.11)
Total Special Items		29.0	5.2	1.3	(53.5)	(2.4)	(20.4)	$(0.04)

Operating Earnings (Loss) (non-GAAP)		422.5	152.6	139.6	63.2	(49.7)	728.2	$1.47

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expenses, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Related Charges and Income Tax Expense
(d)Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2021	2020	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	9,119	9,066	0.6%
Commercial	6,468	6,257	3.4%
Industrial	8,485	8,161	4.0%
Miscellaneous	604	595	1.5%
Total Retail	24,676	24,079	2.5%

Wholesale Electric (in millions of kWh): (a)	5,713	4,574	24.9%

Total KWHs	30,389	28,653	6.1%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	8,093	8,277	(2.2)%
Commercial	7,125	6,722	6.0%
Industrial	6,048	5,417	11.6%
Miscellaneous	207	206	0.5%
Total Retail (b)	21,473	20,622	4.1%

Wholesale Electric (in millions of kWh): (a)	644	502	28.3%

Total KWHs	22,117	21,124	4.7%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		936.3	424.0	507.5	189.7	(108.3)	1,949.2	$3.90

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(90.9)	—	(90.9)	(0.18)
State Tax Law Changes	(d)	(1.2)	—	0.2	—	19.4	18.4	0.04
Total Special Items		(1.2)	—	0.2	(90.9)	19.4	(72.5)	$(0.14)

Operating Earnings (Loss) (non-GAAP)		935.1	424.0	507.7	98.8	(88.9)	1,876.7	$3.76

Financial Results for Year-to-Date 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		894.7	403.1	370.4	211.0	(114.6)	1,764.6	$3.56

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(10.5)	—	(10.5)	(0.02)
COVID-19	(b)	13.9	4.3	0.6	0.1	—	18.9	0.04
Achieving Excellence Program	(c)	30.7	9.1	3.1	1.3	0.4	44.6	0.09
CARES Act	(d)	0.8	(2.0)	—	(48.1)	(2.4)	(51.7)	(0.11)
Total Special Items		45.4	11.4	3.7	(57.2)	(2.0)	1.3	$—

Operating Earnings (Loss) (non-GAAP)		940.1	414.5	374.1	153.8	(116.6)	1,765.9	$3.56

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expenses, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Related Charges and Income Tax Expense
(d)Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2021	2020	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	25,125	24,304	3.4%
Commercial	17,396	16,773	3.7%
Industrial	24,798	24,335	1.9%
Miscellaneous	1,672	1,636	2.2%
Total Retail	68,991	67,048	2.9%

Wholesale Electric (in millions of kWh): (a)	14,842	13,116	13.2%

Total KWHs	83,833	80,164	4.6%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	21,082	20,876	1.0%
Commercial	19,189	18,154	5.7%
Industrial	17,667	16,473	7.2%
Miscellaneous	558	568	(1.8)%
Total Retail (b)	58,496	56,071	4.3%

Wholesale Electric (in millions of kWh): (a)	1,692	1,347	25.6%

Total KWHs	60,188	57,418	4.8%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers